SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-A



                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR SECTION 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                   ICG Communications, Inc.
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           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         Delaware                           84-1342022
          ----------------------------------------     --------------------
          (STATE OF INCORPORATION OR ORGANIZATION)       (I.R.S. EMPLOYER
                                                       IDENTIFICATION NO.)

                    9605 E. Maroon Circle
                       P. O. Box 6742
                     Englewood, Colorado                   80155-6742
          ------------------------------------------   --------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

               If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

               If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                          None
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          SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                         Common Stock, $.01 par value per share
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                                    (TITLE OF CLASS)

        ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The securities to be registered hereunder are shares of Common Stock, $.01 par value per share, of ICG Communications, Inc., a Delaware corporation (the "Registrant").

                  A description of the Common Stock being registered hereunder is set forth under the heading "Matter No. 4 - The Arrangement - Description of Parent Securities - Parent Common Stock" in Amendment No. 2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-4226), filed with the Securities and Exchange Commission on June 26, 1996 (the "Registration Statement") (the Registrant is therein referred to as "Parent") and is incorporated herein by reference.

        ITEM 2.   EXHIBITS.

             (a)  Form of Common Stock Certificate.

             (b)  Certificate of Incorporation of the Registrant (filed as
                  Exhibit 3.1 to the Registration Statement and incorporated herein by reference).

             (c) Bylaws of the Registrant (filed as Exhibit 3.2 to the Registration Statement and incorporated herein by reference).

             (d) Description of Registrant's Securities to be Registered (incorporated by reference to the Registration Statement).

                                      SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           ICG COMMUNICATIONS, INC.
                                           ------------------------------
                                                 (Registrant)
        Date:  March 20, 1997
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                                           By: /s/ James D. Grenfell
                                              ---------------------------
                                              James D. Grenfell
                                              Executive Vice President
                                              and Chief Financial Officer

                                    EXHIBIT INDEX
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                  (a)  Form of Common Stock Certificate